Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R, Class Y, and Investor Class shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y, and Investor Class shares Statement of Additional Information and to the incorporation by reference of our report, dated December 13, 2005, on the financial statements and financial highlights of Pioneer Mid Cap Value Fund included in the Annual Report to the Shareowners for the year ended October 31, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A, No. 33-34801) of Pioneer Mid Cap Value Fund.


                                                   /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 22, 2006